Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Statement of Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to §240.13d-1(k).

August 26, 2004
Date

MFC BANCORP LTD.

/s/ Michael J. Smith
Signature

Michael J. Smith, President
Name/Title

SUTTON PARK INTERNATIONAL LIMITED

/s/ Michael J. Smith
Signature

Michael J. Smith, President
Name/Title

MFC MERCHANT BANK S.A.

/s/ M. Smith                                     /s/ H. Hattenschwiler Signature
M.Smith, Chairman                         H. Hättenschwiler, Assistant Vice-President
Name/Title